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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) April 27, 2000
                                                         ----------------

                              LAMONTS APPAREL, INC.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        0-15542                  75-2076160
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(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

               12413 Willows Road N.E., Kirkland, Washington 98034
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              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (425) 814-5700
                                                   ----------------

                                 Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  OTHER EVENTS.

     As previously reported, on January 4, 2000, Lamonts Apparel, Inc. (the "Company"), filed a petition seeking protection under Chapter 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court, Western District of Washington at Seattle (the "Bankruptcy Court"), Case No. 00-00045.

     On April 24, 2000, the Company, as debtor and debtor in possession, and the Official Committee of Unsecured Creditors of the Company, filed a motion with the Bankruptcy Court entitled "Expedited Motion for Orders (A) Approving Notice of Hearing and Bid Procedures, (B) Authorizing the Debtor and/or its Agent to Conduct a Store Closing, Going-Out-of-Business, Total Liquidation or Similar Theme Sale, and (C) Authorizing the Debtor to Enter into an Agency Agreement Subject to Higher and Better Offers." Pursuant to this motion, the Bankruptcy Court set May 8, 2000, as the date for hearing of the motion.

     On April 26, 2000, the Company filed a second motion, this one entitled "Debtor's Motion for Orders Authorizing the (1) Sale of Its Store Related Assets (Excluding Inventory) Free and Clear of All Claims and Encumbrances; and (2) Assumption and Assignment of Real Property Leases and Certain Executory Contracts; Memorandum of Points and Authorities." The Bankruptcy Court set May 15, 2000, as the date for hearing of this motion. This motion was filed following entry by the Company into a certain conditional Asset Purchase Agreement with Gottschalks, Inc., dated April 24, 2000.

     The Company anticipates that, pursuant to and as a result of the orders to be entered by the Bankruptcy Court on these motions, substantially all of the Company's assets will be sold. The proceeds from sale of these assets and the other assets of the Company are expected to be sufficient to pay or otherwise satisfy all of the secured and a substantial portion of the unsecured indebtedness of the Company. There will not be sufficient assets, however, to make any payment or other distribution whatsoever in respect of any of the Company's stock.

     Under the circumstances, the Company will not be filing its annual report with the Securities Exchange Commission on Form 10-K. The Company does not expect to file any further current or periodic reports pursuant to the Securities Exchange Act of 1934, as amended, or rules and regulations adopted pursuant to it.

     Attached to this report as Exhibit 99.1 and incorporated by reference herein is a copy of a press release issued by the Company upon its entry into the Asset Purchase Agreement with Gottschalks, Inc., described previously. See
Item 7.

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Item 7.  EXHIBITS.

     99.1 Press Release issued by the Company on April 24, 2000.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            LAMONTS APPAREL, INC.

Date: April 27, 2000                        By: /s/ Debbie A. Brownfield
                                                ------------------------
                                            Debbie A. Brownfield
                                            Executive Vice President and
                                            Chief Financial Officer

                                       4
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                                  EXHIBIT INDEX

Exhibit       Description
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  99.1        Press Release issued by the Company on April 24, 2000.